MISSION HERITAGE

                                  OFFICE LEASE

                                     between

                 McMorgan Institutional Real Estate Fund I, LLC

                                    LANDLORD,

                                       and

                       Auxilio, Inc., a Nevada Corporation

                                     TENANT

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1:  PREMISES.........................................................1
               1.1     Lease of Premises.....................................1
               1.2     Basic Terms...........................................1
               1.3     Tenant's Acceptance of Premises.......................2
               1.4     Rights Reserved to Landlord...........................2

ARTICLE 2:  LEASE TERM.......................................................2
               2.1     Commencement Date.....................................2
               2.2     Expiration Date.......................................3
               2.3     Possession............................................3
               2.4     Delays Caused By Tenant...............................3

ARTICLE 3:  RENT.............................................................3
               3.1     Base Rent.............................................3
               3.2     Additional Rent.......................................4
               3.3     Determination and Payment of Additional Rent..........4
               3.4     Utilities.............................................6
               3.5     Late Charges..........................................7
               3.6     Interest on Past Due Obligations......................7
               3.8     Taxes to be paid by Tenant............................7

ARTICLE 4:  SECURITY DEPOSIT.................................................7
               4.1     Security Deposit......................................7
               4.2     Security Deposit increases............................7

ARTICLE 5:  INDEMNITY; LEGAL COSTS...........................................7
               5.1     Indemnity.............................................8
               5.2     Legal Proceedings.....................................8
               5.3     Landlord's Consent....................................8

ARTICLE 6:  USE OF PROPERTY..................................................8
               6.1     Permitted Use.........................................8
               6.2     Restrictions on Use...................................8
               6.3     Compliance with Governmental and Insurance
                       Regulations; Assumption of Risk of Noncompliance......9
               6.4     Landlord's Access.....................................9

ARTICLE 7:  MAINTENANCE, REPAIRS, AND ALTERATIONS............................9
               7.1     Tenant's Obligations..................................9
               7.2     Landlord's Obligations................................9
               7.3     Alterations, Additions, and Improvements.............10
               7.4     Condition Upon Termination...........................10

ARTICLE 8:  DAMAGE OR DESTRUCTION...........................................11
               8.1     Damage to Premises or Building.......................11
               8.2     Abatement of Rent....................................11

ARTICLE 9:  CONDEMNATION....................................................11

ARTICLE 10:  ASSIGNMENT AND SUBLETTING......................................12
               10.1    Landlord's Consent Required..........................12
               10.2    Tenant Affiliate.....................................12
               10.3    No Release of Tenant.................................12
               10.4.   Procedures for Requesting Authorization..............12
               10.5    Landlord's Option....................................12
               10.6    Conditions to Consent................................13
                       (a)   Standards of Reasonableness....................13
                       (b)   Further Transfers..............................13
                       (c)   Rent or Other Premiums.........................13
               10.7    Assignment of Sublease Rents.........................13
               10.8    Processing Costs and Fees............................13
               10.9    Prohibited Transfers.................................13

ARTICLE 11:  DEFAULTS AND REMEDIES..........................................14
               11.1    Covenants and Conditions.............................14
               11.2    Defaults.............................................14
               11.3    Remedies.............................................14
               11.4    Landlord's Cure of Tenant's Default..................16

ARTICLE 12:  PROTECTION OF LENDERS..........................................16
               12.1    Subordination........................................16
               12.2    Attornment...........................................16
               12.3    Signing of Documents.................................16
               12.4    Estoppel Certificates................................16
               12.5    Tenant's Financial Condition.........................16

ARTICLE 13: INSURANCE; INDEMNITY; WAIVERS...................................17
               13.1    Liability Insurance..................................17
               13.2    Property Insurance: Landlord.........................17
               13.3    Property Insurance:  Tenant..........................17
               13.4    Insurance Policies...................................17
               13.5    Waiver of Subrogation................................17

ARTICLE 14:  MISCELLANEOUS PROVISIONS.......................................18
               14.1    Landlord's Liability; Certain Duties.................18
               14.2    Relocation Right.....................................18
               14.3    Modification of the Building.........................18
               14.4    Parking in the Building..............................19
               14.5    Severability.........................................19
               14.6    Interpretation.......................................19
               14.7    Incorporation of Prior Agreement; Modifications......19
               14.8    Notices..............................................19
               14.9    Waivers..............................................19
               14.10   No Recordation.......................................19
               14.11   Binding Effect; Choice of Law........................19
               14.12   Corporate Authority; Partnership Authority...........19
               14.13   Joint and Several Liability..........................20
               14.14   Force Majeure........................................20
               14.15   Rules and Regulations................................20
               14.16   Plurals and Genders.  ...............................20
               14.17   "Persons" Defined....................................20
               14.18   Covenants and Agreements--Time of the Essence........20
               14.19   Severability.........................................20
               14.20   Counterparts.........................................20
               14.21   Applicable Law and Venue.............................20
               14.22   Incorporation of Exhibits............................20
               14.23   Building Name Change.................................20
               14.24   Multiple Parties.....................................20
               14.25   No Violation of Other Agreements.....................21
               14.26   Confidentiality......................................21
               14.27   Modification of Lease................................21
               14.28   Transportation Management............................21
               14.29   Quiet Enjoyment......................................21
               14.30   Security.............................................21

ARTICLE 15:  BROKERS........................................................21
               15.1    Indemnity............................................21
               15.2    Broker's Commission..................................21

ARTICLE 16:  ADDITIONAL PROVISIONS..........................................22

ADDENDUM

EXHIBIT A         Outline of Premises

EXHIBIT B         Notice of Lease Commencement

EXHIBIT C      Rules and Regulations

EXHIBIT D      Work Letter

                                  OFFICE LEASE

            THIS OFFICE LEASE ("Lease") is made and entered into as of August 5, 2004, by and between McMorgan Institutional Real Estate Fund I, LLC, ("Landlord"), and Auxilio, Inc., a Nevada Corporation ("Tenant").

                               ARTICLE 1: PREMISES

            1.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the "Premises") which Premises are situated in that certain building (the "Building") located at 27401 Los Altos, City of Mission Viejo, County of Orange, State of California, upon and subject to the terms, covenants and conditions set forth herein. For the purposes of this Lease the Premises consist of approximately six thousand six hundred seventy-two (6,672) rentable square feet of office space designated as Suite 100 located on the first floor of the Building. An outline of the Premises is attached hereto as Exhibit A. The areas above the drop ceiling, the interior of floors and walls are not included in the Premises. This Lease shall be upon the provisions as hereinafter set forth, which include the following:

            1.2 Basic Terms.

                  (a)   Tenant's Trade Name: Auxilio, Inc.

                  (b)   Lease Term: Sixty-two (62) months

                  (c)   Scheduled Commencement Date: November 1, 2004

                  (d)   Scheduled Expiration Date: December 31, 2009

                  (e)   Permitted Use: General office use

                  (f) Rentable Square Feet of Premises: Approximately 6,672. The final square footage ("Final Square Footage") shall be based on the final space plan.

                  (g) Base Rent: Tenant shall pay to Landlord the sum of One Hundred Fifty-Six Thousand One Hundred Twenty-Four and 80/100 Dollars ($156,124.80) per annum in twelve (12) equal monthly installments of Thirteen Thousand Ten and 40/100 Dollars ($13,010.40), except that provided Tenant is not in default and has fully performed the provisions of this Lease, Tenant shall have no obligation to pay Base Rent for two (2) months, from and including the first (1st) and second (2nd) months of the Lease Term. The rent shall be adjusted proportionately based on the Final Square Footage.

                  (h) Adjustment Date: The first (1st) anniversary of the commencement date the Base Rent shall increase to Thirteen Thousand Three Hundred Forty-Four and No/100 Dollars ($13,344.00). The second (2nd ) anniversary of the commencement date the Base Rent shall increase to Thirteen Thousand Six Hundred Seventy-Seven and 60/100 Dollars ($13,677.60). The third (3rd) anniversary of the commencement date the Base Rent shall increase to Fourteen Thousand Eleven and 20/100 Dollars ($14,011.20). The fourth (4th) anniversary of the commencement date the Base Rent shall increase to Fourteen Thousand Three Hundred Forty-Four and 80/100 Dollars ($14,344.80). The rent shall be adjusted proportionately based on the Final Square Footage.

                  (i)   Tenant's Proportionate Share: 9.4%

                  (j) Security Deposit: Fifteen Thousand Seven Hundred Seventy-Nine and 28/100 Dollars ($15,779.28).

                  (k) Vehicle Parking Allotted to Tenant: 26 spaces. Tenant may convert up to five (5) spaces to reserved at a rate of $25.00 per stall, per month.

                  (l)   Addresses for Notice:

                        Tenant:   Auxilio, Inc., a Nevada Corporation

                                  27401 Los Altos, Suite 100
                                  Mission Viejo, CA 92691
                                  Attention: Etienne Weidemann, President


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

                        Landlord: McMorgan Institutional Real Estate Fund I, LLC

                                  c/o CB Richard Ellis
                                  17755 Sky Park Circle East, Suite 104
                                  Irvine, CA 92614
                                  Attention: Elizabeth Grossman

                  (m)   Landlord's Broker: CB Richard Ellis

                  (n)   Tenant's Broker: Cushman & Wakefield

                  (o)   Base Year: 2005

                  (p) Tenant Improvements: Landlord shall construct Tenant Improvements in accordance with the attached Exhibit D. All Tenant Improvements are to be with building standard materials and finishes.

                  (q) Early Occupancy: Following completion of the Tenant Improvements, Landlord shall grant a period of two (2) weeks early occupancy to fixturize the Premises, which would include but not be limited to installation of furniture systems, fixtures, and equipment (FF&E), telecommunications and computer cabling.

            1.3 Tenant's Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a good and tenantable condition, except that Landlord shall repair or replace, as necessary, such defective items furnished or constructed by Landlord of which items Tenant has advised Landlord in writing not later than thirty (30) days after the Commencement Date. Tenant hereby waives any claim or rights it may have on account of the condition of the Premises as accepted, and agrees that, except as otherwise provided in Section 7.2, Landlord shall not be required to make any improvements, alterations, changes or repairs in or to the Premises or the Building. For the purposes of this Lease, it is mutually agreed that the Premises and the Building have the number of rentable square feet designated in Article 1.2 above.

            1.4 Rights Reserved to Landlord. Landlord reserves the right to install and to repair utilities and appurtenances necessary or convenient in connection therewith in, over, upon, and through the Premises or any part thereof, and to enter the Premises for any and all such purposes. Landlord shall conduct its entry at reasonable times, upon reasonable notice and in such a manner as to not unreasonably interfere with the conduct of Tenant's business or operations in the Premises.

                              ARTICLE 2: LEASE TERM

            2.1 Commencement Date. The term of this Lease ("Lease Term") shall commence on the Scheduled Commencement Date set forth in Article 1.2 or on such earlier date as Tenant first takes delivery of the Premises, or such other date which is established pursuant to the terms hereof. The date upon which the Lease Term actually commences shall be the "Commencement Date." At the sole election of the Landlord, the Landlord may elect to require the Commencement Date to be specified in Landlord's notice of lease commencement (the "Notice of Lease Commencement") in the form of Exhibit "B" which is attached and made a part hereof. The Notice of Lease Commencement shall be binding on the Tenant unless Tenant objects to the Notice of Lease Commencement in writing, served upon the Landlord, within five (5) days of Tenant's receipt of the Notice of Lease Commencement.

            2.2 Expiration Date. The Lease Term shall continue from and after the Commencement Date for the balance of the calendar month in which the Commencement Date occurs (if the Commencement Date occurs on other than the first day of any calendar month) and thereafter for the number of whole years and months set forth in Article 1.2, unless sooner terminated pursuant to any provision of this Lease. The date upon which the Lease Term actually expires shall be the "Expiration Date."

            2.3 Possession.

                  (a) If Landlord fails to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and Tenant waives the provisions of any law to the contrary. However, in such event, the Lease Term shall commence on the earlier to occur of (i) seven (7) days following the giving of notice by Landlord that the Premises shall be ready for occupancy; provided, however, the Premises shall be substantially complete and ready for occupancy on such Commencement Date or Landlord's notice shall be void, or (ii) the date that Tenant first occupies the Premises, and Tenant shall not be liable for Rent until such time. If the Lease Term commences on a date other than the Scheduled Commencement Date pursuant to the provisions herein, the parties agree to acknowledge the Commencement Date as previously provided; provided, however, this Lease shall not be affected in any manner should either party fail or refuse to execute such statement.

                  (b) If Landlord delivers possession of or access to the Premises prior to the Scheduled Commencement Date, Tenant's occupancy or access shall be subject to all of the terms and provisions of this Lease which could reasonably and logically be construed as applying thereto, including, without limitation, Tenant's obligation to pay Rent.

                  (c) Upon the expiration or other termination of the Lease Term, Tenant shall quit and surrender the Premises to Landlord, broom clean and in good order and condition, ordinary wear and tear excepted. Tenant shall remove all of its personal property and shall promptly repair any damages to the Premises caused by such removal. Tenant's obligation to perform this covenant shall survive the expiration or other termination of the Lease Term.

                  (d) If Tenant holds possession of the Premises or any part thereof after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to the term of this Lease, rent and other sums payable by Tenant. During such holdover period, Tenant shall pay to Landlord monthly a sum equivalent to one hundred and fifty percent (150%) of the Rent and other sums payable by Tenant to Landlord with respect to the last month of the term of this Lease (unless Landlord shall give written notice to Tenant of a higher rent which shall apply), shall be payable in the amount and at the times specified in this Lease.

            2.4 Delays Caused By Tenant. Notwithstanding anything to the contrary contained above, if Landlord's failure to deliver possession of the Premises to Tenant upon the Scheduled Commencement Date is the result in whole or in part of Tenant's action or failure to act, the Rent and all other sums and charges payable hereunder shall commence on the date upon which Landlord would have delivered possession of the Premises but for the occurrence of such events.

                                 ARTICLE 3: RENT

            3.1 Base Rent. Tenant shall pay to Landlord the Base Rent set forth in Article 1.2, payable in advance, in monthly installments on the first day of each calendar month during the Lease Term, except that Base Rent for the first
(1st) full month of the Lease Term shall be paid by Tenant to Landlord upon execution of this Lease by Tenant. The Base Rent for any fractional part of a month shall be prorated on the basis of a 30-day month. Base Rent shall be paid without prior notice or demand, without deduction or offset, in lawful money of the United States.

                  3.2 Cost of Living Increases.

                  Section intentionally omitted.

            3.3 Additional Rent.

                  (a) All charges and sums payable by Tenant in addition to Base Rent shall be deemed Additional Rent (whether or not so designated herein). Landlord shall have such rights and remedies for Tenant's failure to pay Additional Rent when required by the Lease as are provided herein or at law or in equity for the failure to pay Base Rent. As used herein the term "Rent" shall mean both Base Rent and Additional Rent.

                  (b) Tenant shall pay to Landlord in advance, in twelve equal monthly installments on the first day of each calendar month during the Lease Term, Additional Rent equal to Tenant's Proportionate Share (as set forth in
Article 1.2 and as defined below) of the increase, if any, in Tax Costs and Operating Costs, as defined herein, over the Tax Costs and Operating Costs respectively, for the Base Year (as defined in Section 3.4(a) below). (Tenant's Proportionate Share as set forth in Article 1.2 is calculated as a fraction, the numerator of which is the number of rentable square feet comprising the Premises and the denominator of which is the aggregate number of rentable square feet comprising the Building, excluding the rentable square footage of any premises subject to a triple net lease, and excluding any parking facilities. Landlord and Tenant shall amend this Lease, as necessary, to reflect adjustments in Tenant's Proportionate Share resulting from changes in the rentable square footage of the Premises and/or the Building.

            3.4 Determination and Payment of Additional Rent.

                  (a) Increase in Tax Costs. If, in any calendar year during the Lease Term (the "Comparison Year") commencing with the calendar year 2006, Landlord's Tax Costs shall be higher than the Tax Costs for the calendar year 2005 (the "Base Year"), Tenant shall pay to Landlord, as Additional Rent for the Comparison Year, Tenant's Proportionate Share of such increase.

                  (b) Increase in Operating Costs. If Landlord's Operating Costs for any Comparison Year shall be higher than the Operating Costs for the Base Year, Tenant shall also pay to Landlord, as Additional Rent for the Comparison Year, Tenant's Proportionate Share of such increase.

                  (c) On the first day of January of the first Comparison Year and on the first day of every January thereafter during the Lease Term, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's actual Tax Costs and Operating Costs for the Base Year and Landlord's estimated Direct Costs for the then current Comparison Year and the amount, if any, of estimated Additional Rent payable by Tenant for such then current Comparison Year (the "Estimated Statement"). Following receipt of the Estimated Statement, Tenant's next monthly Additional Rent payment shall include the projected amount set forth therein, multiplied by the number of rental payment dates which elapsed during the then current Comparison Year. Thereafter, the monthly Additional Rent payments becoming due hereunder shall be in the amount set forth in the Estimated Statement from Landlord. Landlord's failure to deliver the Estimated Statement in a timely manner shall neither constitute a default by Landlord hereunder nor a waiver of Landlord's right to Additional Rent. The Additional Rent due pursuant to this Section shall be in addition to the Base Rent due under Section 3.1 or any other rental, sums or charges due under any other provision of this Lease.

                  (d) Within six (6) months following the close of each calendar year (or, at Landlord's election, within six (6) months following the expiration or sooner termination of this Lease during such calendar year) or as soon thereafter as possible, Landlord shall furnish to Tenant a written statement of reconciliation (the "Revised Statement") setting forth (i) Landlord's actual Tax Costs and Operating Costs for the Base Year and relevant Comparison Year, and
(ii) the amount of any adjusted sum to be paid by or credited to Tenant in order to reconcile the sums paid by Tenant as estimated Additional Rent during such Comparison Year with the actual Tax Costs and Operating Costs respectively paid by Landlord for such Comparison Year. If the Revised Statement shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord with the next scheduled payment of Base Rent, but in no event later than thirty (30) days from receipt of the Revised Statement. Alternatively, if a credit is due Tenant, such credit shall be deducted from the next sums due from Tenant hereunder as Additional Rent; however, in no event shall such credit be deducted from the next sums due from Tenant as Base Rent unless this Lease has expired or been terminated, in which event such sums shall be refunded to Tenant within thirty (30) days of Tenant's receipt of the Revised Statement. In the event this Lease has expired or otherwise has been terminated prior to the end of a calendar year, Tenant's obligation to pay Additional Rent shall survive such expiration or termination. The failure of the Landlord to give any statement contemplated by this Article shall not prejudice Landlord's right to payment when the statement is delivered.

                  (e) Notwithstanding anything otherwise set forth herein, under no circumstances shall Tenant's Base Rent be reduced below the amount set forth in Article 1.2. Any reference to Landlord's "actual" Tax Costs or Operating Costs in this Article 3 shall be deemed to include an allowance for any adjustment to reflect the level of occupancy of the Building to the extent provided for below, if at all.

                  (f) In the event that Tenant disputes the accuracy of the Revised Statement, Tenant shall have the right, within sixty (60) days following Tenant's receipt of the Revised Statement, after reasonable notice and at a reasonable time, to inspect Landlord's accounting records at the location at which they are maintained and stored by Landlord during a period of thirty (30) days after delivery of a timely notice of inspection to Landlord. Tenant shall have no further right after said sixty (60) day period inspect Landlord's accounting records. If, following such inspection Tenant continues to dispute the amount of the Additional Rent, Landlord shall cause an independent certified public accountant to audit Landlord's records and to certify the amount of the total Tax Costs and Operating Costs. Such certification shall be final and conclusive. Tenant shall pay the cost of such audit unless the aggregate of the Tax Costs and Operating Costs, as set forth in the Revised Statement, exceeds by more than five percent (5%) the actual aggregate of the Tax Costs and Operating Costs calculated by the certified public accountant. Tenant shall keep confidential any information obtained by Tenant or Tenant's account or agent, as well as the results of the audit and any change in Tenant's share of Tax Costs or Operating Costs arising therefrom.

                  (g) "Direct Costs" shall include both Tax Costs and Operating Costs. Landlord may divide the Estimated Statement and/or the Revised Statement into separate statements for Tax Costs and Operating Costs. Additionally, Landlord may estimate Tax Costs or Operating Costs, or both, on a fiscal year instead of a calendar year basis and all notices referred to herein shall be adjusted accordingly.

                  (h) "Tax Costs" shall mean the sum of the following: any and all real estate taxes, or sums paid in lieu thereof by Landlord, other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, levied, imposed or becoming a lien upon the Premises, in whole or in part, the real property upon which the Building is located, the Building or the appurtenances thereto and the facilities including, without limitation, hallways, parking facilities, common areas and landscaped areas. The Premises, the Building, parking facilities, the real property, walkways, sidewalks, driveways, landscaping, the appurtenances thereto and the facilities shall collectively be referred to as the "Project." Tax Costs shall include, without limitation, any increase in real estate taxes resulting from reassessment of the Project upon the sale thereof or of any interest therein, or resulting from the sale of any capital stock of Landlord, or any charge imposed, levied or assessed on the rents, issues, profits or income received or derived from the Project by the United States, the state, county or city in which the Building is located, or any other local governmental authority, agency or political subdivision. If at any time any government authority shall impose (i) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, derived from the Project and/or (ii) a tax, assessment, levy (including, but not limited to, any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Project and imposed upon Landlord and/or (iii) a license fee measured by the Rent payable under this Lease, then all such taxes, assessments, levies, impositions or charges shall be deemed to be included in the Tax Costs. If the assessed valuation or Tax Costs of the Building for the Base Year or any other calendar year during the Lease Term shall not be based upon a completed building at least ninety-five percent (95%) occupied, then the Tax Costs during such year or years shall be adjusted to reflect the taxes which would have been payable for such year or years if the Building had been completed and were ninety-five percent (95%) occupied. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year.

                  (i) "Operating Costs" shall mean the sum of the following: any and all expenses, costs and disbursements paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement, repair of the Project including, but not limited to, salaries, wages, medical, surgical and general welfare benefits, pension payments, payroll taxes, worker's compensation, uniforms and dry cleaning thereof for employees engaged in the management, operation, maintenance and/or repair of the Building and the Project and all portions thereof; management fees for the management and operation of the Building and the Project and all portions thereof, either as charged to Landlord by independent management companies or an amount not exceeding the amount typically charged by independent management companies if Landlord manages the Building and the Project or portions thereof; the cost of all charges to Landlord for electricity, air conditioning, steam, water and other utilities furnished to the Building and the Project and all portions thereof, including any taxes thereon; the cost of all charges for fire and extended coverage, liability, earthquake, rent loss and all other insurance for the Building and the Project; the cost of all building and cleaning supplies and materials; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, and the cost of any janitorial, utility or other services to be provided by Landlord; the cost of maintenance and replacement of telephone, television and video type facilities; the cost of removal of hazardous materials; the cost of installation and maintenance of landscaping; the cost of garbage, trash and refuse removal; the cost of rental of machinery and equipment required to maintain and operate the Building and the Project; all reasonable attorney's fees and costs required to maintain and operate the Building and the Project . If, during the Base Year or any other calendar year, the Building is less than ninety-five percent (95%) occupied at any time, the Operating Costs shall be adjusted to reflect the Operating Costs of the Building and the Project as though the Building was ninety-five percent (95%) occupied for the entire year.

                  (j) If, at any time, Landlord is required, by any present or future ruling, statute, case decision, ordinance, regulation or law, including without limitation the Americans with Disabilities Act of 1990 ("Building Regulations"), to make any changes, alterations or improvements to the Project or any portion thereof (including, without limitation, electrical, mechanical or other systems or components) ("Required Alterations") (but excluding Required Alterations attributable to Tenant's use and occupancy of the Premises, which alterations shall be Tenant's sole responsibility) all costs relating to such Required Alterations (including all planning, legal, architectural, engineering, construction, financing and other costs) fairly characterized as "expenses" under generally accepted accounting principles shall be fully included in Landlord's Operating Costs in the year in which such charges accrue or in such year as Landlord pays such charges, as Landlord shall elect. If any portion or all of such costs relating to Required Alterations must be allocated to capital improvements to be depreciated or amortized over two or more years, or if Landlord incurs any costs (not reimbursed to Landlord from insurance proceeds) for any other capital improvements or structural repairs to the Project, whether or not such capital improvements or structural repairs relate to any Required Alterations, Landlord shall be entitled each year to include that portion of such capital costs in Landlord's Operating Costs as Landlord reasonably determines to be a fair estimate of the depreciation or amortization which would be chargeable for such capital improvements during such year, given a reasonable estimate of useful life. Landlord may use the depreciation (or amortization) method by which Landlord accounts for or reports said costs for tax or other purposes or any other reasonable basis. The capital costs described in this
Section 3.4(j) shall include all costs relating to the financing of any such Required Alterations or other capital improvement items. If Landlord internally finances any such capital costs, interest shall be added to such costs at an annual rate equal to the Prime Rate in effect at the start of the work plus two
(2) percentage points. "Prime Rate" as referred to in this Lease shall be the rate of interest announced, from time-to-time, by Bank of America as its prime (or reference) rate; provided, however, if Bank of America shall cease to announce such a rate, then the Prime Rate shall be the average rate of interest announced by the three (3) largest banks in the continental United States as their prime rate.

            3.5 Utilities.

                  (a) Tenant shall pay directly for all sewer, water, gas, heat, light, power, air conditioning, telephone and other utilities and services supplied to the Premises, which are separately metered, together with any taxes thereon and any connection fees, and Tenant shall indemnify and hold Landlord free and harmless (including reasonable attorney's fees and costs) against any claim or liability for the charges therefore. In the event any such charges are not separately metered to Tenant, such charges shall be included in the Operating Costs. In the event any such charges are separately metered to Tenant and not to the other tenants of the Building, an adjustment shall be made to Tenant's Proportionate Share of the Operating Costs.

                  (b) Tenant shall comply with all rules and regulations which Landlord, any governmental agencies or authorities or any utility company may establish for the use and protection of any such utility.

            3.6 Late Charges. Tenant's failure to pay Rent promptly shall cause Landlord to incur unanticipated costs in the nature of processing and accounting charges and penalties on mortgage or trust deed payments. The exact amount of such costs are impractical or extremely difficult to ascertain. Accordingly, if Landlord does not receive any Rent payment within five (5) days of its due date (the "Grace Period"), Tenant shall pay Landlord a late charge ("Late Charge") equal to ten percent (10%) of the overdue amount accruing from the due date of such Rent. Provided further, that should the Tenant fail to pay Rent within the Grace Period and incur a Late Charge on more than two (2) occasions in any twelve (12) month period, the Grace Period shall be deemed waived and the Late Charge shall accrue thereafter from the due date of Rent. The parties agree that such Late Charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

            3.7 Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the Prime Rate in effect at the time plus three (3) percentage points, but in no event to exceed the maximum legal rate from the due date of such payment. Interest shall not be payable on Late Charges. A payment of interest on such past due obligations shall not excuse or cure any default by Tenant under this Lease.

            3.8 Taxes to be paid by Tenant. All taxes and other impositions of any kind or nature imposed by any governmental authority on the personal property of Tenant and/or on the improvements to the Premises over and above the standard building improvements customarily furnished by the Landlord to tenants shall be the sole responsibility of the Tenant and shall be paid by Tenant in a timely manner before delinquency. Tenant shall save and hold the Landlord free and harmless from the payment of such taxes or impositions including any liens, if any, arising therefrom.

                           ARTICLE 4: SECURITY DEPOSIT

            4.1 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as set forth in Article 1.2 which shall be held by Landlord as security for the full and faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Base Rent, Additional Rent or other charges, Tenant's repair obligations or Tenant's obligations upon surrender of the Premises, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant's failure to do so shall constitute a default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit, or any balance thereof remaining, shall be returned to Tenant within thirty (30) days after the expiration or sooner termination of the Lease Term and the surrender of possession of the Premises to Landlord in the condition required by this Lease.

            4.2 Security Deposit increases. Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

                        ARTICLE 5: INDEMNITY; LEGAL COSTS

            5.1 Indemnity. Tenant hereby waives any and all rights and claims against Landlord (except for claims based upon either fraud or the gross negligence or willful misconduct of the Landlord) now and in the future, and Tenant shall indemnify and hold Landlord, Landlord's agents, and employees harmless from any and all costs, claims or liabilities arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or any conduct done or permitted by Tenant to be done in or about the Project including but not limited to the costs and expenses of removal of hazardous materials; (c) all liens and claims of lien arising by reason of any alteration or improvement of the Premises by Tenant, or arising from any other cause; (d) any breach or default in the performance of Tenant's obligations under this Lease; (e) any misrepresentation or breach of warranty by Tenant under this Lease; and (f) other acts or omissions of Tenant, or any of its agents, employees, invitees or licensees. Tenant shall defend Landlord against any such cost, attorneys' fees, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

            5.2 Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any reasonable costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant also shall indemnify Landlord against and hold Landlord harmless from all reasonable costs and expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

            5.3 Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article 10 (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

                           ARTICLE 6: USE OF PROPERTY

            6.1 Permitted Use. Tenant shall use the Premises for the Permitted Use set forth in Article 1.2 and shall not use or permit the Premises to be used for any other purpose.

            6.2 Restrictions on Use. Tenant shall not do or permit anything to be done which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not bring or keep anything in, on or about the Premises which will increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents. Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing, or sale of food or beverages or for the manufacture or retail or auction of merchandise or goods or property of any kind, or as a school or a classroom. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not place any signs on the Premises or on the Building without Landlord's prior written consent. Tenant shall not cause or permit any hazardous or toxic waste, substance or material to be brought to the Premises or used, handled, stored or disposed of on or about the Premises. Tenant shall not conduct business or any other activity on or about the Premises if of such a nature as to place an unreasonable and excessive burden upon the public or common areas of the Building or that will violate the Rules and Regulations attached as Exhibit C and made a part hereof.

            6.3 Compliance with Governmental and Insurance Regulations; Assumption of Risk of Noncompliance. Tenant shall not use or occupy the Premises in violation of the Certificate of Occupancy of the Building or the Premises or of any law, ordinance or regulation or other directive of any governmental authority having or exercising jurisdiction over the Building. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, Tenant shall, at its sole cost and expense, procure and at all times maintain such license or permit and shall at all times comply with the terms and conditions thereof. Tenant hereby warrants that, as of the execution of this Lease, Tenant has investigated whether its proposed use of the Premises and its proposed manner of operation complies with all applicable laws regulating the Premises.

            6.4 Landlord's Access. Landlord may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties, or for any other reasonable purpose Landlord deems necessary. Landlord shall give prior notice of such entry, except in the case of an emergency or to provide routine services. Landlord may place customary "For Sale" or "For Lease" signs on the Premises or the Building. Landlord shall at all times have and retain a master key which will unlock all doors in, upon and about the Premises (excluding vaults and safes). Landlord shall conduct its entry in such a manner as to cause minimal interference with the conduct of Tenant's business or operations in the Premises.

                ARTICLE 7: MAINTENANCE, REPAIRS, AND ALTERATIONS

            7.1 Tenant's Obligations.

                  (a) Tenant, at its sole cost and expense, shall keep the Premises in good order, condition and repair including, without limitation (i) decorations, fixtures, interior walls and interior surfaces of exterior walls,
(ii) ceilings, windows, doors, plate glass, skylights, entrances, plumbing, heating, air-conditioning, and electrical facilities and equipment within the Premises. Tenant shall paint the interior surfaces from time to time as may be required to keep the Premises neat and attractive; Tenant shall keep the Premises at all times in a neat, sanitary condition, free from waste or debris. All damage or injury to the Premises or the Building caused by the acts or negligence of Tenant, its agents or employees, shall be promptly repaired by Tenant, at Tenant's sole cost and expense, to the reasonable satisfaction of Landlord.

                  (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Premises, then Landlord, on ten (10) days' prior notice (except in the case of emergency whereupon no notice shall be required) may enter the Premises and perform such repair and maintenance and Tenant shall reimburse Landlord for all costs incurred immediately upon demand therefore as Additional Rent.

                  (c) Tenant hereby waives any and all rights under Sections 1941 through 1942, inclusive, of the California Civil Code and hereby waives, to the extent permissible, any rights under other statutes or laws now or hereafter in effect which are contrary to the obligations of Tenant under this Lease, or which place obligations upon Landlord in addition to those provided in this Lease.

            7.2 Landlord's Obligations.

                  (a) Except for repairs required as the result of Acts of God or other casualty (in which event Article 8 shall govern), Landlord shall repair and maintain the structural portions of the Building, including the basic HVAC, mechanical, electrical, and sanitary systems installed or furnished by Landlord, unless such maintenance or repairs are caused in whole or in part by the act, neglect, fault or omission of Tenant, its agents, servants, employees or invitees, in which event Tenant shall pay to Landlord the cost of such maintenance or repairs upon demand. Landlord shall not be liable for failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Provided however, in no event or under any circumstances shall Landlord incur any liability to Tenant for any loss or liability incurred by Tenant in the operation of Tenant's business. Tenant waives the right to make repairs at Landlord's expense under any law or regulation now or hereafter in effect. The failure of Landlord to make any repair or perform any act of maintenance shall not create in Tenant any right to abatement of Rent, be deemed a constructive eviction, or give Tenant the right to terminate this Lease.

                  (b) Landlord agrees to furnish to the Premises, during Building Service Hours (as defined in Article 21 below) air conditioning and heat, elevator service, electric current for normal lighting and office machines, and water for lavatory and drinking purposes, all in such reasonable quantities as in the sole judgment of Landlord is necessary for the comfortable occupancy of the Premises. Landlord will furnish building standard office cleaning services, Monday through Friday or Sunday through Thursday at Landlord's discretion (legal holidays excepted), provided the Premises are kept in good order by Tenant, and remove Tenant's ordinary office refuse and rubbish. Landlord (or an independent contractor) shall supply the Premises during Building Service Hours with reasonable amounts of energy and utilities for Tenant's use for lighting purposes and for equipment normally employed for general office purposes. In the event Landlord provides other additional services directly to Tenant, including, but not limited to, security, janitorial, excess refuse or rubbish removal, maintenance and repair service, or utilities beyond normal operating hours, Tenant shall pay all charges therefore within ten (10) days after receipt of a statement for the additional services. If Tenant uses excess electricity in Landlord's sole judgment which would be considered more than for general office use such as computers, separate air conditioning units, copy machines, etc. Landlord, at Tenant's sole cost (which shall be Landlord's actual cost for installation of an electrical meter), will install an electric meter to measure the excess amount of electricity consumed; and Tenant shall pay on demand to Landlord for the excess consumption at the rate charged to Landlord. Landlord shall not be liable for any stoppage or interruption of any such services caused by riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Landlord shall not be liable in damages or otherwise for any failure or interruption of any of the foregoing services, or of any utilities to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or to an abatement of rent or be deemed a construction eviction. Landlord shall not be liable to Tenant under any circumstances for loss of property, or consequential damages, however occurring (including, but not limited to, the active or passive negligence of Landlord), through, in connection with, or incidental to the failure to furnish any of the foregoing. Landlord shall not be liable in damages or otherwise, shall not be in breach of this Lease, nor shall Tenant have any right of offset, abatement or termination as the result of Landlord's compliance with any governmental restrictions on the use of energy or water.

            7.3 Alterations, Additions, and Improvements. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, except for non-structural alterations which do not exceed Five Thousand Dollars ($5,000) cumulatively over the Lease Term, which are not visible from the outside of the Premises and which comply with all Rules and Regulations, Building Regulations and Landlord's structural, engineering and design requirements for the Building. Tenant shall deliver to Landlord at least ten (10) days' prior written notice of the commencement of any work on the Premises. Landlord may require Tenant to provide payment and performance bonds in form and amount satisfactory to Landlord. Landlord may elect to record and post notices of nonresponsibility on the Premises of the Building. Upon Landlord's written request Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section. All alterations, additions and improvements shall be accomplished at Tenant's sole cost and expense in a good and workmanlike manner, in conformity with all applicable laws and regulations and by a contractor approved by Landlord. As soon as reasonably practicable, Tenant shall provide Landlord with copies of all construction contracts, and proof of payment for all labor and materials. Promptly upon completion of any such work, Tenant shall provide Landlord with "as built" plans. Tenant shall promptly pay when due all claims for labor and materials furnished to the Premises. Tenant shall save and hold the Landlord free and harmless (including reasonable attorney's fees and costs) from any and all claims for labor and materials and shall cause any mechanic's lien to be immediately removed from the Project and shall post with Landlord from a licensed surety acceptable to Landlord such indemnifications and/or bonds regarding any mechanic's lien as Landlord shall require.

            7.4 Condition Upon Termination. Upon termination of this Lease, Tenant shall surrender the Premises to Landlord, broom-clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provisions of this Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease Term and may require Tenant to restore the Premises to its prior condition at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall be surrendered to Landlord upon the termination of this Lease, and shall be Landlord's property, except that Tenant may remove Tenant's machinery, trade fixtures or equipment which can be removed without material damage to the Premises or the Building. Tenant shall repair, at Tenant's sole expense, any damage to the Premises caused by the removal of any machinery or equipment.

                        ARTICLE 8: DAMAGE OR DESTRUCTION

            8.1 Damage to Premises or Building. If the Premises or the Building are damaged by an insured casualty, occurring more than twenty four (24) months prior to the expiration of the term hereof, Landlord shall forthwith repair same, or cause same to be repaired, to the extent that insurance proceeds are made available to Landlord therefore and provided that such repairs can, in Landlord's reasonable opinion, be made within sixty (60) days from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. If Landlord is not so required to repair such damage, Landlord shall have the option within forty-five (45) days from the date of such damage either to (i) notify Tenant of Landlord's election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord's election to immediately terminate this Lease, in which event this Lease shall be so terminated. Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be required to repair any damage to property with respect to which Tenant is required to maintain property insurance pursuant to Section 13.3 below, and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Landlord shall bear said cost and expense to the extent it receives proceeds, covering such damage, from insurance obtained by Landlord as part of Operating Costs. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect.

            8.2 Abatement of Rent. If Landlord repairs damage to the Premises pursuant to the provisions of Section 8.1 above, Rent payable hereunder until such repairs are completed shall be abated in the proportion that the rentable area of the portion, if any, of the Premises rendered unusable by Tenant (and therefore not used thereby) bears to the rentable area of the Premises; provided, however, that there shall be such rent abatement only if (a) the damage so repaired is not caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests, and (b) a material portion of the Premises is so rendered unusable for more than thirty
(30) consecutive days. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of (i) any damage to the Premises, the Project or any portion thereof, (ii) such repairs, or (iii) any inconvenience, interruption or annoyance caused by such damage or repair, except to the extent arising from the gross negligence or willful misconduct of Landlord.

                             ARTICLE 9: CONDEMNATION

            If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If the remaining portion of the Premises is not reasonably usable for the conduct of Tenant's business, either Landlord or Tenant may terminate this Lease, and if more than twenty percent (20%) of rentable area of the Building excluding the Premises is taken, Landlord may terminate this Lease, in either event as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the rentable floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

                      ARTICLE 10: ASSIGNMENT AND SUBLETTING

            10.1 Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section
10.2. Landlord shall grant or withhold its consent as provided in Section 10.5. Any attempted transfer without consent shall be void and shall constitute a noncurable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

            10.2 Tenant Affiliate. Subject to the provisions of Article 10.9 below regarding Prohibited Transfers, Tenant may assign this Lease or sublease the Premises, upon reasonable prior notice to Landlord but without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

            10.3 No Release of Tenant. No transfer permitted by this Article 10 whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article 10. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.

            10.4. Procedures for Requesting Authorization. If Tenant desires at any time to assign or otherwise transfer this Lease or to sublet the Premises or any portion thereof, it must first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

            10.5 Landlord's Option. At any time within fifteen (15) business days after Landlord's receipt of the information specified in Section 10.4 above, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (ii) refuse to give its consent; (iii) sublease the Premises or the portion thereof so proposed to be subleased by Tenant or take an assignment of Tenant's leasehold estate hereunder or such part thereof as shall be specified in Tenant's notice upon the same terms (excluding terms relating to the use of Tenant's name or the continuation of Tenant's business) as those offered to the proposed subtenant or assignee, as the case may be; or (iv) terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned with a proportionate abatement in the Rent payable hereunder. Tenant agrees that Landlord may consent to a proposed subletting or assignment subject to such reasonable conditions as Landlord, in its sole discretion, deems appropriate including, but not limited to, the conditions specified in Sections 10.6(a), 10.6(b) and 10.6(c) below. Tenant further agrees that no assignment or subletting consented to by Landlord shall impair or diminish any covenant, condition or obligation imposed upon Tenant by this Lease or any right, remedy or benefit afforded Landlord by this Lease. If Landlord consents to such assignment or subletting, Tenant may, within ninety (90) days after the date of Landlord's consent, enter into a valid assignment or sublease of the Premises or portion thereof upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Section 10.4 above, or upon other terms not more favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Article 10. Failure of Landlord to exercise any option set forth in clauses (i) through (iv) above within such fifteen (15) day period shall be deemed the Landlord's refusal to consent to the proposed subletting or assignment.

            10.6 Conditions to Consent.

                  (a) Standards of Reasonableness. It shall not be deemed unreasonable for Landlord to withhold its consent to any assignment, subletting, hypothecation or other transfer if the proposed assignee, sublessee or transferee (i) is not satisfactory to Landlord as to credit, or (ii) intends to occupy the Premises for purposes other than specified in this Lease or for purposes which are inconsistent with Landlord's commitments to other tenants in the Building.

                  (b) Further Transfers. In no event shall Landlord's consent to any assignment, transfer or subletting relieve Tenant from the obligations to obtain Landlord's express written consent to any further assignment, transfer, subletting or sub-subletting or release Tenant from any liability or obligation hereunder (whether or not then accrued), and Tenant shall continue to be fully, jointly and severally liable hereunder notwithstanding Landlord's consent to such assignment, transfer or subletting.

                  (c) Rent or Other Premiums. As a further condition to Landlord's consent to any subletting, assignment or other transfer referred to in Section 10.5 and 10.6(a) or any other part of Article 10, Landlord shall be entitled to receive one-half (1/2) of any rent or other premium otherwise payable to Tenant in consideration of the sublease, assignment or other transfer (i.e., if the sublease, assignment or other transfer provides that the sublessee, assignee or other transferee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, whether such premium be in the form of an increased monthly or annual rental, a lump sum payment in consideration of the sublease, assignment or transfer, or consideration of any other form, one-half (1/2) of such premium over and above the Rent and other sums due hereunder shall, at Landlord's election, inure to Landlord's benefit), and any such sublease, assignment or transfer and Landlord's consent shall be effected on forms supplied or approved by Landlord and its attorneys. For the purposes of this Section 10.6(c), in calculating the "one half (1/2) of any rent or other premium payable to Tenant," costs, expenses, rental concessions, tenant improvements, and real estate commissions incurred by Tenant in connection with any such subletting, assignment or other transfer shall be considered and deducted as part of said calculation.

            10.7 Assignment of Sublease Rents. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent, subject to Section 10.6(c) above.

            10.8 Processing Costs and Fees. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

            10.9 Prohibited Transfers. Notwithstanding anything to the contrary contained in this Article 10, Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other amount based on a fixed percentage or percentages of or sales). Any such assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. Tenant further covenants and agrees that it shall include in each assignment, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises, a provision that neither the sublessee nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises, and Tenant further agrees to use reasonable efforts to enforce such provisions. A failure, refusal or neglect on Tenant's part to comply with the provisions of this Section 10.9 shall constitute, at Landlord's option, an event of default hereunder and at Landlord's election shall be void so as not to confer any rights upon any third person.

                        ARTICLE 11: DEFAULTS AND REMEDIES

            11.1 Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions contained in this Lease.

            11.2 Defaults. Tenant shall be in default under this Lease upon the occurrence of, without limitation, any of the following:

                  (a) If Tenant fails to pay Rent or other charges required to be paid by Tenant, when such failure continues for three (3) days following notice to Tenant.

                  (b) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of twenty (20) days after written notice from Landlord; provided that (except where Tenant is required to deliver the Estoppel Certificates or Subordination Agreements and similar documents as required by Article 12 below), if more than twenty (20) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the twenty (20) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a noncurable breach of this Lease. The notices required by this Section 11.2 are intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

                  (c) If Tenant abandons or vacates the Premises for a period in excess of thirty (30) days.

                  (d) If any financial statement or any representation given to Landlord by Tenant or any successor of Tenant or any guarantor of this Lease proves to be false or misleading in any material respect.

                  (e) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (e) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

            11.3 Remedies. Upon the occurrence of any default by Tenant, Landlord shall have the following rights and remedies at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                  (a) The right to declare this Lease ended and terminated, to reenter the Premises, to remove and eject all persons therefrom, to take possession thereof, and to enjoy the Premises together with all additions, alterations and improvements thereto, and Tenant shall thereupon have no further claim thereon or thereunder;

                  (b) The right, even though Landlord may have reentered the Premises without having declared this Lease ended and terminated, to thereafter elect to terminate this Lease and all of the rights of Tenant in and to the Premises;

                  (c) The rights available to Landlord under Section 1951.4 of the California Civil Code, which Section is incorporated herein by this reference as though set forth in full;

                  (d) In the event Landlord elects its rights and remedies under
Section 1951.4, Landlord may relet the Premises, or any part thereof, for the account of Tenant for the remainder of the Lease Term and any extension terms, at such rental, and upon such other provisions as Landlord, in its sole discretion, may deem advisable. Landlord shall have the right, in reletting the Premises, to make reasonable alterations and repairs to the Premises, at Tenant's expense. In the event of any such reletting, Tenant shall pay to Landlord any unpaid Rent and all other amounts payable hereunder to the date of such reletting, and shall also pay upon demand all of the costs and expenses of reentry, alterations, repairs, and reletting, including, but not limited to, attorneys' fees and leasing commissions. Thereafter, upon the first day of each calendar month during the remainder of the Lease Term, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Base Rent and Additional Rent over the amount received by Landlord. In the event Landlord, upon such reletting, receives amounts in excess of the Rent hereunder, such excess shall be held by Landlord and applied in payment of future Rent, as the same may become due and payable hereunder, or applied to other obligations due to the Landlord from Tenant;

                  (e) Should Landlord elect to terminate this Lease under the provisions of Sections 11.3(a) or (b) hereof, Landlord shall have all of the rights and remedies of a landlord provided in Section 1951.2 of the California Civil Code, which Section is incorporated herein by this reference as though set forth in full. In computing Landlord's damages pursuant to Sections 1951.2(1) and (2) of the Civil Code, the "worth at the time of award" shall be computed by allowing interest at the Prime Rate then in effect plus three (3) percentage points. The amount of damages which Landlord may recover in the event of such termination shall include the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, computed in accordance with Civil Code Section 1951.2(b), plus reasonable attorneys' fees and leasing commissions;

                  (f) In the event of default, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the Premises, and Landlord shall have the right to remove and store such property at Tenant's sole cost and expense, or take exclusive possession of same and to use same, rent or charge free, until all defaults are cured, or at its option, to require Tenant to forthwith remove same;

                  (g) Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Premises as provided in this Article;

                  (h) In the event of the exercise by Landlord of any one or more of its rights and remedies under this Article, Tenant hereby expressly waives any and all rights of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or granted by or under any present or future laws, and further releases Landlord, from any and all claims, demands and liabilities by reason of such exercise by Landlord;

                  (i) The various rights, options, elections, powers and remedies reserved to Landlord herein shall be cumulative and, except as otherwise provided by statute, Landlord may pursue any or all such rights and remedies, whether at the same time or otherwise, and no single right shall be deemed to be exclusive of any of the others or of any right or priority allowed by law or in equity. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or waiver of any default by Tenant. In addition to the foregoing, Landlord may exercise any other remedy now or hereafter available to a landlord against a defaulting tenant under the laws of the State of California; and

                  (j) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed for the benefit of Tenant, which accrues after the date of any default by Tenant.

            11.4 Landlord's Cure of Tenant's Default. If at any time during the Lease Term, Tenant fails, refuses or neglects to perform any of its obligations under this Lease, Landlord shall have the right, but not the obligation, to perform such obligation at the expense and for the account of Tenant. The amount of any monies so expended or obligations so incurred by Landlord, together with interest thereon at the maximum rate permitted by law, shall be repaid to Landlord within five (5) days of Tenant's receipt of Landlord's statement.

                        ARTICLE 12: PROTECTION OF LENDERS

            12.1 Subordination. This Lease shall be subordinate to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded; provided, however, that Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. Notwithstanding the foregoing, if any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of such deed of trust or mortgage or the date of recording thereof.

            12.2 Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

            12.3 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

            12.4 Estoppel Certificates.

                  (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; and (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request therefore. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                  (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

                    ARTICLE 13: INSURANCE; INDEMNITY; WAIVERS

            13.1 Liability Insurance. Tenant at all times during the Lease Term, at its sole cost and expense, shall maintain in effect workers' compensation insurance, as well as a policy of commercial general liability insurance with a combined single limit of Three Million Dollars ($3,000,000) per occurrence. Such policy shall specifically include, without limitation, personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements herein. Such insurance shall provide coverage on an occurrence basis. In no event shall the coverage limits under these policies limit the liability of Tenant under this Lease.

            13.2 Property Insurance: Landlord. Landlord, at all times during the Lease Term, shall maintain a policy of property insurance covering the Premises and Building, protecting against (a) any peril included within the classification "Standard Fire and Extended Coverage", and (b) vandalism and malicious mischief. Except as otherwise provided in this Lease, the proceeds of these policies shall be used to repair the insured property. The cost of such insurance shall be included in the Operating Costs. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 13.3 below or covering earthquake or flood but should Landlord elect to carry such insurance or any other insurance, the costs thereof shall be included in Operating Costs.

            13.3 Property Insurance: Tenant.

                  (a) Tenant, at all times and at its sole cost and expense, shall maintain in effect a policy or policies of property insurance against fire, vandalism, malicious mischief and any peril included within the classification "Standard Fire and Extended Coverage," covering (i) its trade fixtures, equipment and other personal property and all alterations, additions and improvements (excluding Landlord's Work [as defined in the Addendum to this Lease]) made by or at the expense of Tenant at the Premises, in an amount not less than the replacement cost thereof from time to time, and (ii) all plate glass in the Premises.

                  (b) The proceeds of such insurance shall be used to repair or replace the insured property, during the Lease Term.

            13.4 Insurance Policies. Any insurance required hereunder to be maintained by Tenant shall be written by companies which have a "General Policyholder's Rating" "A-XIII" or better, as set forth in Best's Insurance Guide and with such companies and in such form satisfactory to Landlord in its reasonable discretion, and qualified to do business in California. Tenant shall provide to Landlord copies of policies of all such insurance, or certificates of insurance, showing Landlord and its lenders as additional insureds thereunder. All public liability policies shall contain a provision that Landlord, regardless of whether it is named as an insured, shall be entitled to recovery under the policies for any loss to Landlord, or Landlord's servants, agents, partners or employees by reason of the acts or omissions of Tenant, including but not limited to negligence. All policies of insurance to be obtained by Tenant must: (a) contain a provision that the company writing such policy will give Landlord thirty (30) days' notice in writing in advance of any cancellation or lapse of the coverage thereunder, or of any reduction in the amounts or types of coverage of insurance; and (b) be primary with respect to, and non-contributory with, any other insurance available to Landlord. Landlord shall have the right to periodically review Tenant's insurance hereunder and require Tenant to obtain and maintain in effect additional or modified insurance which provides coverage comparable to that carried by tenants in other first-class office buildings in comparable locations in the Los Angeles area.

            13.5 Waiver of Subrogation. Subject to the consent and approval of the company or companies issuing the insurance contemplated by this Lease, each party hereto hereby waives any and all rights to recover against the other party, or against the officers, directors, employees, shareholders or principals thereof, for loss or damage arising from any peril to the extent insured against under any property or workers' compensation insurance policy carried by such waiving party. To the extent reasonably available, each such policy shall be endorsed to reflect the foregoing.

                      ARTICLE 14: MISCELLANEOUS PROVISIONS

            14.1 Landlord's Liability; Certain Duties.

                  (a) As used in this Lease, the term "Landlord" means only the current owner(s) of the fee title to the Building and all successors thereto, as such successors become the fee owners of the Building. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all security deposits and advanced Rent (if any) previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

                  (b) Landlord's liability under this Lease shall be limited to Landlord's interest in the Building, and Tenant shall look solely to Landlord's interest in the Building for satisfaction of Tenant's remedies. No other property or assets of Landlord or any partner, officer, director, trustee or shareholder of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. Neither Landlord nor any partner, officer, director, trustee or shareholder of Landlord shall be liable to Tenant for any consequential or punitive damages based upon the failure of Landlord to perform its obligations under this Lease.

                  (c) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedies shall be an action for specific performance or an action for damages. Tenant hereby waives the benefit of any laws or statutes granting Tenant the right to (i) perform Landlord's obligation, (ii) a lien upon the property of Landlord and/or upon Rent due Landlord, and (iii) the right to terminate this Lease or withhold Rent on account of any Landlord default, including the failure of Landlord to consent to an assignment or subletting where required to do so.

                  (d) Tenant agrees that neither the shareholders, nor the officers, directors, employees or agents of McMorgan & Company LLC shall be personally liable under this Lease.

            14.2 Relocation Right. Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following: (a) the new premises shall be substantially the same in size, dimensions, configuration, decor, and nature as the Premises, and shall be placed in that condition by Landlord at Landlord's cost and expense; (b) the physical relocation of the Premises shall be accomplished by Landlord at Landlord's cost;
(c) Landlord shall give Tenant at least sixty (60) days' notice of Landlord's intention to relocate the Premises; (d) all actual costs incurred by Tenant as a direct result of the relocation, including, costs incurred in changing addresses on stationery, business cards, directories, advertising, and such other items shall be paid by Landlord in a sum not to exceed One Thousand Dollars ($1,000);
(e) the substituted premises shall be substantially complete and ready for Tenant's occupancy on the date that Tenant is required to abandon the Premises; and (f) the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and any other revised terms as agreed to between the parties hereto; in all other respects this Lease shall remain in full force and effect according to its terms.

            14.3 Modification of the Building. Landlord shall have the right at any time to change the configuration, arrangement, location of, or to regulate or eliminate the use of any concourse, garage, parking facility, elevators, stairs, toilets, entrances, landscaping and all common areas and portions of the Project without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action by Landlord shall not constitute an actual or constructive eviction of Tenant.

            14.4 Parking in the Building. Tenant shall have the right, so long as this Lease remains in full force and effect, to lease from Landlord the number of parking spaces set forth in Article 1.2 for its employees' automobiles in the parking facilities of the Building, as and where designated by Landlord. Such parking shall be available upon terms and conditions to be established from time to time by Landlord or Landlord's operator of such parking facilities; Landlord does not warrant or represent that the parking will continue to be available if Tenant does not lease such parking continuously from the commencement of the Lease Term. Tenant may not sell, assign or transfer its parking rights hereunder, except pursuant to an approved and permitted sublease or assignment of this Lease.

            14.5 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part hereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or provisions of this Lease, which shall remain in full force and effect.

            14.6 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's express or implied permission.

            14.7 Incorporation of Prior Agreement; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

            14.8 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or sent by nationally recognized overnight courier. Notices to Tenant shall be delivered to the address specified in Article 1.2, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Article 1.2. All notices shall be deemed effective upon the earlier of the date of actual receipt or forty-eight
(48) hours after mailing, except that all notices of change of address shall be deemed given as of the date of receipt thereof. Either party may change its notice address upon written notice to the other party.

            14.9 Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

            14.10 No Recordation. This Lease shall not be recorded. No memorandum or short form hereof shall be recorded without Landlord's prior written consent.

            14.11 Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of California shall govern this Lease.

            14.12 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he or she is a general partner of the partnership, that he or she has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded Statement of Partnership or Certificate of Limited Partnership.

            14.13 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

            14.14 Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

            14.15 Rules and Regulations. Tenant shall comply with all reasonable Rules and Regulations applicable to Tenants of the Building established by Landlord for use of the Building including, but not limited to, the Rules and Regulations attached hereto as Exhibit C, incorporated herein by this reference, as amended from time to time. Landlord shall not be liable to Tenant for the failure of any Tenant or occupant of the Building to observe the Rules and Regulations and all amendments and additions thereto.

            14.16 Plurals and Genders. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

            14.17 "Persons" Defined. The words "person" or "persons" whenever used shall include individuals, firms, associations and corporations.

            14.18 Covenants and Agreements--Time of the Essence. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof. Each of Tenant's covenants and agreements herein contained are conditions, the time of the performance of each is of the essence of this Lease, and the strict performance of each shall be a condition precedent to the right of Tenant to remain in possession of the Premises and to have this Lease continue in effect.

            14.19 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument.

            14.20 Applicable Law and Venue. This Lease shall be governed by and construed in accordance with the laws of the State of California. Any action to declare or enforce any rights or obligations under this Lease may be commenced by any party in the Superior Court of the County in which the Building is located. Tenant hereby consents to the jurisdiction of such Court for such purposes and agrees that any notice, complaint or other legal process delivered to Tenant in accordance with the provisions of Section 15.8 of this Lease shall constitute adequate notice and service of process for all purposes and shall subject Tenant to the jurisdiction of such Court for purposes of adjudicating any matter related to this Lease. The provisions of this Section shall also apply to all guarantors of this Lease.

            14.21 Incorporation of Exhibits. All Exhibits or Riders referenced in this Lease (or which are executed concurrently herewith and attached hereto and refer to this Lease) are incorporated herein by reference as though fully set forth herein.

            14.22 Building Name Change. Landlord reserves the right to change the name of the Building from time to time during the term of this Lease.

            14.23 Multiple Parties. If there is more than one person, firm, corporation, partnership or other entity comprising Tenant, then (i) the term Tenant, as used herein, shall include all of the undersigned, (ii) each and every provision in this Lease shall be binding on each and every one of the undersigned, (iii) each of the undersigned shall be jointly and severally liable hereunder; (iv) Landlord shall have the right to join one or all of the undersigned in any proceeding or to proceed against them in any order; and (v) Landlord shall have the right to release any one or more of the undersigned without in any way prejudicing its right to proceed against the others.

            14.24 No Violation of Other Agreements. Tenant warrants and represents that neither its execution performance under this Lease shall cause Tenant to be violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound and Tenant agrees to indemnify Landlord against any loss, cost, damage or liability arising out of Tenant's breach hereof.

            14.25 Confidentiality. All of the terms and provisions of this Lease and all documents and correspondence relating thereto shall be kept confidential by the Tenant and the terms and provisions thereof shall not be disclosed without the prior written consent of Landlord.

            14.26 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefore and to deliver the same to Landlord within ten (10) days following a request therefore. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and deliver the same to Landlord within ten (10) days following the request therefore.

            14.27 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

            14.28 Quiet Enjoyment. Landlord covenants that if, and so long as, Tenant pays all of the Base Rent and Additional Rent hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any mortgages or deeds of trust and covenants, restrictions, easements and agreements of record to which this Lease is subordinate.

            14.29 Security. Tenant acknowledges that Landlord shall have no (a) obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project, or (b) responsibility for the protection of Tenant and its employees, agents, contractors, representatives, licensees, guests, invitees and visitors, or the property thereof, from acts of third parties, whether or not Landlord, at its option, elects to provide security protection for the Project.

                               ARTICLE 15: BROKERS

            15.1 Indemnity. Landlord and Tenant each warrant to the other that neither has had any dealings with any real estate broker, agent, or finder in connection with this Lease except the Brokers, if any, set forth in Article 1.2 hereof. Each party hereto agrees to defend, indemnify and hold the other harmless from any claim for any compensation, commission, fee or other charge by any other real estate broker or agent or finder claiming through the indemnifying party.

            15.2 Broker's Commission. Landlord shall pay a commission to Landlord's Broker, as set forth in Article 1.2, and to no other broker, agent or finder. Landlord shall have no obligation to pay Tenant's Broker, it being understood that Tenant's Broker shall look solely to Landlord's Broker or to Tenant for payment of its fee.

                        ARTICLE 16: ADDITIONAL PROVISIONS

            Additional provisions may be set forth in an addendum or addenda attached hereto. All such addenda and all exhibits referred to in this Lease or which are executed concurrently herewith and attached hereto, are incorporated by this reference as though fully set forth herein.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

                                "LANDLORD"

                                McMorgan Institutional Real Estate Fund I, LLC


                                By:      McMorgan & Company LLC
                                Its:     Manager
                                By:
                                         -------------------------------------
                                         Brian Seaman
                                Its:     Vice President


                                "TENANT"

                                Auxilio, Inc., a Nevada Corporation


                                By:
                                         -------------------------------------
                                Name:    Etienne Weidemann

                                Title:   President & COO

                                By:
                                         -------------------------------------
                                Name:
                                         -------------------------------------
                                Title:
                                         -------------------------------------

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                    ADDENDUM
                      to Office Lease dated August 5, 2004
       between McMorgan Institutional Real Estate Fund I, LLC. ("Landlord)
               and Auxilio, Inc., a Nevada Corporation ("Tenant")

                      ARTICLE 17: CONSTRUCTION REQUIREMENTS

Any work performed at the Building or on the Premises by Tenant or Tenant's contractor in connection with improvements shall be subject to the following additional requirements:

      (a) Such work shall not proceed until Landlord has approved (which approval shall not be unreasonably withheld or delayed) in writing:
            (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

      (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

      (c) Tenant understands that all contractors and subcontractors retained at the Project by Landlord or Tenant to perform construction or tenant improvement work shall be signatory to the appropriate collective bargaining agreement(s) with the labor organizations affiliated with the Building and Construction Trades Department of the AFL-CIO, with the International Brotherhood of Teamsters, or with the United Brotherhood of Carpenters and Joiners of America.

      (d) Tenant agrees to indemnify, defend and hold Landlord harmless for any work performed, including consequential damages, which is not performed in accordance with applicable law or the provisions of this lease.

                         ARTICLE 18: HAZARDOUS MATERIALS

The Tenant, at its sole cost and expense, shall comply with all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code section 25300, et seq.; the Underground Storage of Hazardous Substance Act, Health and Safety section 25280, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code section 25249.5, et seq.); and the Hazardous Waste Control Law, Health and Safety Code section 25100, et seq. (the "Environmental Laws"). The Tenant hereby indemnifies and at all times shall indemnify and hold harmless the Landlord, the Landlord's trustees, directors, officers, employees, investment manager(s), attorneys, agents and any successors to the Landlord's interest in the chain of title to the Property, their trustees, directors, officers, employees, and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Property or in the groundwater under the Property and the migration or transportation of hazardous materials to or from the Property or the groundwater underlying the Property. This indemnity extends to the costs incurred by the Landlord or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided the Landlord gives the Tenant not less than thirty (30) days advance written notice of its intention to incur such costs. The Tenant's obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the termination of this lease. The subtenants, contractors, agents, or invitees of the Tenant shall not use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property unless the Tenant shall have received the Landlord's prior written consent therefore, which the Landlord may withhold or revoke at any time in its reasonable discretion, and shall not cause or permit the release or disposal of Hazardous Materials from the Property except in compliance with applicable Environmental Laws. The Tenant shall not permit any person, including its subtenants, contractors, agents, or invitees to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property or transport Hazardous Materials from the Property unless the Tenant shall have received the Landlord's prior written consent therefore, which the Landlord may withhold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials. The Tenant shall promptly deliver written notice to the Landlord if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Property that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Property or is being or has been released from the Property, or any such party gives notice of its intention to declare the Property to be Border Zone Property (as defined in section 25117.4 of the California Health and Safety Code). Upon reasonable written request of the Landlord, the Tenant, through its professional engineers and at its cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Property. The Tenant, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Property as may be reasonably recommended, whether or not formally ordered or required.

Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent the Tenant from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Tenant's business as contemplated by this Lease. The Tenant does not in the course of the Tenant's current business use Hazardous Materials. If during the term of this Lease, the Tenant contemplates utilizing such materials (or subleases/assigns this Lease to a subtenant or assignee who utilizes Hazardous Materials), the Tenant shall obtain prior written approval from the Landlord which approval shall not be unreasonably withheld. The Landlord, at its option, and at the Tenant's expense, may cause an engineer selected by the Landlord, to review (a) the Tenant's operations including materials used, generated, stored, disposed, and manufactured in the Tenant's business and (b) the Tenant's compliance with terms of this paragraph. The Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following commencement of the term of this Lease. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule. One-half (1/2) of the fees and costs of the engineer shall be paid promptly by the Tenant to the Landlord upon receipt of written notice of such fees and costs.

"Hazardous Materials" means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Property, including, without limitation, the Environmental Laws. "Hazardous Materials" shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule, or regulations.

                         ARTICLE 19: BUILDING SERVICES

            19.1 Building Services. Landlord shall provide: (a) necessary elevator facilities from 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday (legal holidays excepted) ("Building Service Hours") and have one elevator subject to call at all other times; (b) heat to the during Building Service Hours whenever such heat shall, in Landlord's reasonable judgment, be required for the comfortable occupancy of the Premises;
(c) air conditioning to the Premises during Building Service Hours whenever such air conditioning shall, in Landlord's reasonable judgment, be required for the comfortable occupancy of the Premises; (d) building standard office cleaning services, Monday through Friday or Sunday through Thursday at Landlord's discretion (legal holidays excepted), provided the Premises are kept in good order by Tenant, and remove Tenant's ordinary office refuse and rubbish; and (e) water for ordinary lavatory purposes but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole judge), Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain in good working order and repair, and Tenant shall be liable for all repairs made to any water device in Tenant's premises up to the point of connection from the Building's main water source and shall pay Landlord upon demand for such repairs.

            19.2 Other Services

                  (a) Landlord or an independent contractor shall supply the Premises during reasonable hours with reasonable amounts of energy and utilities for Tenant's use for lighting purposes and for equipment normally employed for general office purposes. In the event Landlord provides other additional services directly to Tenant, including, but not limited to, security, janitorial, excess refuse or rubbish removal, maintenance and repair service, or utilities beyond normal operating hours, Tenant shall pay all charges therefore within ten (10) days after receipt of a statement for said additional services. If Tenant uses excess electricity in Landlord's sole judgment which would be considered more than for general office use such as computers, separate air conditioning units, copy machines, etc. Landlord, at Tenant's sole cost, will install an electric meter to measure the excess amount of electricity consumed; and Tenant shall pay on demand to Landlord for the excess consumption at the rate charged to Landlord.

                  (b) Tenant may from time to time request from Landlord additional services to be performed which would not otherwise be the Landlord's obligation to perform under this Lease. The Landlord, however, may at its option perform such services at the sole cost of Tenant. Such services shall be performed at the actual cost to Landlord plus an administration fee determined by Landlord.

                           ARTICLE 20: OPTION TO RENEW

Tenant shall have one (1) personal and non-transferable Option to Extend the Lease for a period of three (3) years, and said option shall be exercised by notice delivered by Tenant to Landlord in writing not more than nine (9) months nor less than six (6) months prior to the expiration of the current Lease term; provided that, at the time of the exercise and as of the commencement of the renewal term (i) no default has occurred and (ii) Tenant has not sublet or assigned any portion of the Premises. The rental rate for said option period shall be the higher of (i) the Base Rent in effect at the end of the initial lease term or (ii) Landlord's Fair Market Rental Rate. Fair Market Rental Rate shall mean the monthly amount per rentable square foot that a willing, comparable, new and non-renewing, non-equity, non-expansion Tenant would pay for comparable space and Landlord would accept, at arms length, giving appropriate consideration to free rent, beneficial occupancy, length of lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowance, if any, and other generally applicable terms and conditions of tenancy in the building, as evidenced where possible by recently consummated lease transactions in the building.

                         ARTICLE 21: RIGHT TO TERMINATE

Provided no Default has occurred and Tenant has given at least nine (9) months, but not more than twelve (12) months, prior written notice, Tenant shall have the option to cancel its obligations under this Lease effective at the end of the thirty-eighth (38th) month of the Lease by making a payment to Landlord upon the exercise of the cancellation option equal to the sum of (a) Landlord's unamortized deal costs (i.e. leasehold improvements, commissions, free rent, etc.) associated with this Lease based upon an interest rate of eight percent (8%) with such amortization commencing after the date any Conditional Rent has ceased (with respect to the initial costs incurred by Landlord) plus (b) four
(4) months Base Rent at the rate in effect as of the date the lease would terminate (collectively, the "Termination Fee"). At least ninety (90) days prior to the Notice Deadline, Tenant shall send Landlord notice requesting the amount of the Termination Fee, such that Tenant will know the correct Termination Fee to be tendered to Landlord upon exercise of the cancellation option. If Tenant does not request the amount of the Termination Fee as provided herein, Tenant's failure to tender the correct Termination Fee at the time of exercise of the cancellation option shall render the exercise of such option null and void.

                               ARTICLE 22: SIGNAGE

Subject to City and Landlord approvals, Tenant shall be granted the right to install building "eyebrow" signage. In addition to the eyebrow sign, subject to city and Landlord prior approvals, Tenant will be allowed to place company name over side entrance to the suite. All costs associated with said signage will be at Tenant's sole cost and expense.

                        ARTICLE 23: FIRST RIGHT OF OFFER

Landlord shall deliver to Tenant notice of any space on the ground floor, other than the Premises, becoming available from time to time during the Lease Term ("Landlord's Notice"). Tenant shall have a right of first offer to lease such space at Fair Market Rental (as hereinafter defined). For purposes hereof, "Fair Market Rental" shall mean the rent payable by a willing Tenant to a willing landlord, taking into account all relevant factors, for like and comparable space, improved with tenant improvements of like and comparable quality to those then existing in such space, in the Building and like and comparable office buildings located in the immediate market area of the project or in like and comparable areas; provided, however, that in determining "Fair Market Rental", brokerage commissions payable by landlords shall be disregarded. Within two (2) weeks of Landlord's receipt of Tenant's Notice (as hereinafter defined), Landlord shall notify Tenant of Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by arbitration in accordance with the then-existing rules of the American Arbitration Association; provided, however, that there shall not be deemed to be such a dispute unless Tenant notifies Landlord thereof within two
(2) weeks after Landlord so notifies Tenant of Fair Market Rental. The arbitrator (s) shall be a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing) and shall have been engaged in the appraisal of commercial real estate situated in the area of the Building for a period of not less than five (5) years immediately preceding his appointment. Tenant shall pay as rent the amount determined by Landlord as Fair Market rental until such time as determined by arbitration, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If rent so paid by Tenant is higher than that ultimately determined by the arbitration process, Landlord shall reimburse such difference to Tenant. The term of the lease for such space shall be coterminous with the then remaining term of this Lease, and the other lease terms and conditions for such space shall be identical to this Lease with respect to the Premises. Space shall not be deemed available in the Building if a then existing tenant occupying such space decides to renew or extend the term of its lease with respect to such space pursuant to an options to so renew or extend, or if a then existing tenant in the Building then has an option to expand into such space as additional space. This right of first offer may be validly exercised only by Tenant's notice in writing ("Tenant's Notice") received by Landlord within one (1) week after delivery of Landlord's Notice to Tenant, and only if (a) Tenant is not then or at any time thereafter until such delivery of such space to Tenant is in default hereunder and (b) the original Tenant hereunder intends to occupy such space upon delivery thereof and furnishes evidence thereof reasonably satisfactory to Landlord, and Tenant does not assign any interesting this Lease or sublease all or any portion of the Premises, or enter into any agreement to do same, at any time prior to such attempted exercise or thereafter until such delivery. In the event less than two
(2) years remain on the Primary Lease term, this right shall terminate.


                                "LANDLORD"


                                McMorgan Institutional Real Estate Fund I, LLC

                                By:      McMorgan & Company LLC
                                Its:     Manager

                                By:
                                         -------------------------------------
                                         Brian Seaman
                                Its:     Vice President

                                "TENANT"

                                Auxilio, Inc., a Nevada Corporation


                                By:
                                         -------------------------------------
                                         Etienne Weidemann
                                Its:     President & COO


                                By:
                                         -------------------------------------

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   Exhibit "A"

                               OUTLINE OF PREMISES

                              [FLOOR PLAN OMITTED]

                                   Exhibit "B"

                          NOTICE OF LEASE COMMENCEMENT

Auxilio, Inc.

-------------------------

-------------------------
Attn:  Etienne Weidemann

Re:    Commencement Date of Lease Dated November 1, 2004
       for Auxilio, Inc., a Nevada Corporation
       27401 Los Altos, Suite 100
       Mission Viejo, California    (the "Lease")

Dear Mr. Weidemann:

      In accordance with Section 2.1 of the Lease, we hereby advise you that the Commencement Date of the Lease is November 1, 2004.

      Kindly acknowledge your acceptance of the Commencement Date by signing a copy of this letter in the space provided below and returning it to the undersigned.


                                             Very truly yours,

Acknowledged and Accepted this
___ day of ________, 20__

Auxilio, Inc.

By:
    -----------------------------
         Etienne Weidemann
Its:     President & COO


By:
    -----------------------------

Title:
       --------------------------

                                   Exhibit "C"

                              RULES AND REGULATIONS

            1. Tenant and Tenant's employees shall not loiter in the entrance or corridors of the Building or in any way obstruct the sidewalks, entry passages, halls, stairways and elevators in and around the Building, and shall use the same only as passageways, and means of passage, to and from their respective offices.

            2. The sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed, and doors leading into the corridors shall not be suffered to remain open. The water closets and urinals shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Tenant shall not mark, drive nails, screw or drill into, paint, or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work of the Building. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

            3. No awning, shade, sign, advertisement or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the Building, except by the written consent of Landlord and unless it be of such color, size and style and in such place upon or in the Building as may be designated by Landlord. If Tenant desires window curtains in addition to those already in the Premises and owned by Landlord, the same must be of such uniform shape, color, material and make as may be prescribed by Landlord and must be put up in the manner directed by Landlord, and paid for by Tenant. Tenant shall cooperate with Landlord in order to preserve the efficiency of the heating and air conditioning systems in the Building.

            4. Electric wiring of every kind shall be introduced and connected as directed by Landlord, and no boring or cutting for wires shall be allowed except with the consent of Landlord. The location of telephone and telegraph instruments shall be designated by Landlord.

            5. Tenant shall not use any machinery in the Premises which may cause any excessive noise, as determined by Landlord in its sole judgment, reasonably exercised, or may cause any jar or tremor to the floors or walls, or which by its weight may injure the floors of the Building.

            6. Landlord may limit the weight, size and position of all safes used in the Building and such safes shall in all cases stand on wood or metal of such size as shall be designated by Landlord. All damage done to the Building by putting in, taking out or maintaining a safe shall be repaired at the expense of Tenant. Landlord may likewise limit the weight, size and position of any equipment and machinery of every kind used in the Building. No machinery of any kind, whether manually or electrically operated, including, without limitation, IBM or other forms of electronic business machines, heating or air conditioning machines, and air or water cooling machines (but excluding electrically operated typewriters and adding or calculating machines) will be allowed in the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

            7. Tenant and Tenant's officers, agents and employees shall neither make nor permit any sound to be made in the Premises or the Building which would disrupt or interfere with the other tenants of the Building, nor make nor permit any other improper noises in the Building, nor interfere in any other way with other tenants or those having business in the Building, nor bring into nor keep within the Building any animal, bird or bicycle. Tenant and Tenant's officers, agents and employees shall not throw cigar or cigarette butts or other items of any kind out the windows or doors or down the passageways or skylights of the Building, or sit on or place anything upon the window sills or outside ledges.

            8. All freight must be moved into, within and out of the Building under the supervision of Landlord, and according to such regulations as may be posted in the Building, and shall be moved only between the hours of 9:00 a.m. and 11:00 a.m., and 2:00 p.m. and 4:00 p.m. of days other than Saturdays, Sundays and holidays (no moving being permitted on Saturdays, Sundays or holidays without Landlord's permission), but Landlord shall not be responsible for the loss of or damage to such freight from any cause.

            9. All keys shall be obtained from Landlord and all keys shall be returned to Landlord upon the termination of this Lease. Tenant shall not change the locks or install other locks on the doors. Neither Tenant, his agents nor employees shall have any duplicate key made.

            10. Use of the Premises outside of Building Service Hours shall be permissive and subject to such rules and requirements as Landlord may from time to time prescribe.

            11. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude all other names therefrom and to make a reasonable charge for each and every name other than the name of Tenant which Tenant may desire to be placed upon such bulletin board and to which Landlord may consent.

            12. No person shall be employed by Tenant to do janitorial work in any part of the Building without the prior written consent of Landlord.

            13. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building.

            14. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and gates or doors closing the stairways thereof during such hours as Landlord may deem to be advisable for the adequate protection of the Building.

            15. Tenant, Tenant's employees, agents or associates, or other persons entering or leaving the Building when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit Tenant or any of Tenant's employees, agents or associates or any other person to the Building while it is so locked, without a pass previously arranged or other satisfactory identification, showing such person's right to access to the Building at such time. However, Landlord assumes no responsibility whatsoever in connection therewith and shall not be liable for any damage resulting from any error in regard to any such pass or identification or from the admission of any unauthorized person to the Building.

            16. Landlord reserves the right to require issuance of a permit or pass authorizing removal by Tenant or its employees, agents or associates of any furniture, parcel, crate, typewriter or other sizable or valuable item of personal property from the Building.

            17. Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant's trade or business.

            18. Tenant agrees that at no time will it permit any equipment, machinery or device of any kind to be extended out of any window of the Premises or on any ledge outside of any such window, specifically including any air conditioner or air conditioning equipment.

            19. Landlord reserves the right at any time to change or rescind any one or more of these rules or regulations or to make such other further reasonable rules and regulations applicable to all tenants of the Building as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and the Building, and for the preservation of good order therein as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance or violation of the rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

            20. Tenant at all times agrees to abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

            21. Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable "no-smoking" ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes in the Premises or the Building.

                                    EXHIBIT D

                         LANDLORD WORK LETTER AGREEMENT

Auxilio, Inc., a Nevada Corporation, (hereinafter called Tenant) and McMorgan Institutional Real Estate Fund I, LLC (hereinafter called Landlord) are executing simultaneously with this Work Letter Agreement (Agreement), a written Lease Agreement (the Lease) covering those certain premises more particularly described in Exhibit A to the Lease (the Premises) in the Building addressed at 24701 Los Altos, Mission Viejo, California.

      To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease.

2. REPRESENTATIVES. Landlord hereby appoints Paul Perrelle of CB Richard Ellis, as Landlord's representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints , as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

3. BUILDING PLANS AND SPECIFICATIONS. (Intentionally Deleted)

4. TENANT FINAL SPACE PLAN. Tenant shall deliver to Landlord, within ten (10) business days following the full execution of the Lease, a preliminary space layout and improvement plan, which shall include finish specifications, for the Premises ("Tenant Space Plan"). Upon Landlord's receipt of Tenant Space Plan, Landlord shall have five (5) business days to review and approve the Tenant Space Plan. Landlord and Tenant shall utilize their good faith efforts to resolve any disagreement concerning the Tenant Space Plan. Upon Landlord's and Tenant's approval of the Tenant Space Plan, such document shall thereafter be referred to as the "Tenant Final Space Plan", to be attached hereto as Exhibit B-1.

5. TENANT WORKING DRAWINGS. Based upon the approved Tenant Final Space Plan, Landlord will, through Landlord's space planner, cause working drawings for the improvements to the Premises (the "Tenant Working Drawings") to be prepared and delivered to Tenant. The Tenant Working Drawings will include all requirements of any government authority, and all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements, which may include, but not be limited to, complete detailed plans and specifications for Tenant's partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish selections. It is further agreed that all plans and specifications referred herein and above are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld or delayed, which determination shall be made within five (5) business days following Landlord's receipt of the Tenant Working Drawings. Landlord's preparation or approval of the Tenant Working Drawings, the Tenant Space Plan and any other plans or specifications shall not constitute any representations as to the adequacy, efficiency, performance or desirability of any space plan or improvements. Tenant shall furnish, within three (3) business days after Landlord's request, all information necessary to enable Landlord to complete the Tenant Working Drawings. Any interior design services, such as selection of paint colors, wall coverings, fixtures, furnishings, carpeting or design of millwork or other special items shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord. Upon completion of the Tenant Working Drawings, Landlord shall deliver such documents to Tenant for review and approval, which shall not be unreasonably withheld. Tenant shall respond to Landlord with (i) any comments to such documents or (ii) its approval of the documents within three (3) business days following Tenant's receipt thereof.

6. NO SUBSTITUTIONS OR CREDITS. (Intentionally Deleted)

7. COST OF CONSTRUCTION AND PLANS. In connection with the Tenant Improvements to be constructed by Landlord, Landlord, subject to Landlord's approval of costs, shall perform the improvements in accordance with Tenant's space plan Exhibit B-1 attached, utilizing building standard materials, finishes and quantities, which shall include the preparation of the Tenant Space Plan and Tenant Working Drawings. Any additional costs to complete the Tenant Improvements (the "Above-Allowance Work"), including, but not limited to, the cost of overhead, supervision and profit, shall be paid to Landlord by Tenant in a lump sum. If the total cost of completing the Tenant Improvements is less than the Allowance, any savings shall inure to the benefit of Landlord.

8. FINAL TENANT COST PROPOSAL. Within ten (10) business days following Tenant's approval of the Tenant Working Drawings, Landlord will provide Tenant a final cost proposal for constructing the improvements to the Premises in accordance with the Tenant Working Drawings (the "Final Tenant Cost Proposal"). The Final Tenant Cost Proposal will be based on actual bids received by Landlord from its contractors, who shall be signatory to the appropriate collective bargaining agreement (s) with the labor organizations affiliated with the Building and Construction Trades Department of the AFL-CIO, with the International Brotherhood of Teamsters, or with the United Brotherhood of Carpenters and Joiners of America, and shall also include Landlord's administration fee of 5%.

9. APPROVAL OF FINAL TENANT COST PROPOSAL. Tenant will deliver to Landlord written approval of the Final Tenant Cost Proposal within five (5) business day following Tenant's receipt. Landlord shall use reasonable care in preparing the Final Tenant Cost Proposal; provided, however, that the Final Tenant Cost Proposal shall not limit Tenant's obligation to pay the actual cost of any Above-Allowance Work if such cost is solely attributable to: (i) any changes in the Tenant Improvements; or (ii) any changes, modifications, or change orders requested by Tenant; or (iii) any delay by Tenant enumerated in Paragraph 12 below that increases the cost of construction; or any changes required by a governmental authority during construction of the Tenant Improvements.

10. EFFECT OF APPROVAL. Tenant's approval of Tenant Working Drawings (initial or revised) will constitute Tenant's acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. All of the work called for by the Tenant Working Drawings will be performed by one or more contractors engaged by Landlord, at Landlord's cost and expense. Landlord will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits.

11. PAYMENT FOR ABOVE ALLOWANCE WORK. Within five (5) business days following Tenant's approval of the Final Tenant Cost Proposal, Tenant shall deliver to Landlord a lump sum payment for the Above-Allowance Work, prior to Landlord commencing work on the Tenant Improvements. All amounts payable by Tenant under this Work Letter shall constitute additional rent under the Lease, and Landlord shall have the same remedies against Tenant for default in the payment thereof as in the case of Tenant's failure to pay any other sum due under the Lease.

12. COMPLETION AND RENTAL COMMENCEMENT DATE. Each of the following shall be deemed a Tenant delay to the extent that actual delays are caused thereby, for the purposes of establishing the Commencement Date of the Lease:

      (a) Tenant's failure to timely supply information necessary to complete the Tenant Working Drawings (or revisions to such drawings); or

      (b)   Tenant's failure to timely pay for any Above-Allowance Work; or

      (c) material modifications, revisions and changes to the Tenant Space Plan or Tenant Working Drawings requested by or on behalf of Tenant; or

      (d) changes in the work requested by or on behalf of Tenant or orders to halt or delay the work given by or on behalf of Tenant; or

      (e) any delay in the completion of the work caused by Tenant's contractors or material suppliers; or

      (f) any other delay of any kind or nature caused by Tenant or its contractors, architects, space planners or other agents or employees.

Landlord using its commercially reasonable efforts, agrees to provide Tenant with written notice ("Delay Notice") of any delay described by this Section within three (3) business days following the occurrence thereof. The failure by Landlord to deliver the Delay Notice within ten (10) business days following such delay shall be deemed Landlord's waiver of the effect of such delay, provided however, Landlord may subsequently deliver a Delay Notice with regard to such Tenant delay and any subsequent continuing delay shall be recognized as a Tenant delay. Notwithstanding the preceding sentence, to the extent that such delay relates to (i) any action required to be performed by Tenant pursuant to the express provisions of this Lease within a specified time period, and/or (ii) Landlord and Tenant have previously acknowledged, in writing, that Tenant's actions and/or inaction are resulting in a delay. Landlord's failure to deliver a Delay Notice shall not be deemed a waiver of such delay.

13. CHANGE ORDERS. Tenant may authorize changes in the work during construction only by written instructions to Landlord's representative on a form approved by Landlord. Also, such changes will be subject to Landlord's prior written approval. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Landlord's contractor's overhead and profit. If Tenant fails to approve such change order within three (3) business days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant shall immediately pay to Landlord any amounts payable by Tenant in connection with the change orders provided for in this Paragraph. Delays resulting from requested change orders by Tenant or Tenant's failure to comply with the time parameters set forth in this Agreement shall accordingly extend the Expected Completion Date.

14. ACCESS TO PREMISES PRIOR TO DELIVERY. Landlord shall allow Tenant and its contractors to enter the Premises at reasonable times during the seven (7) day period prior to the Commencement Date to permit Tenant to install its cabling for telephone, computers, work stations and security system, if any; provided, however, that prior to such entry into the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that the insurance required to be carried by Tenant, per the Lease, shall be in full force and effect at the time of such entry. Tenant and its representatives shall not interfere with Landlord or Landlord's contractor in completing the work required of Landlord under this Agreement and Tenant and its representatives shall be subject to all directives of Landlord and Landlord's contractors in connection with such entry as well as the use of the Building's common areas, restrooms, elevators, truck loading areas and other facilities. Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord's representative a proposed work schedule for Tenant's contractors and other representation, which schedule shall be subject to Landlord's reasonable approval. Landlord's contractor, subject to such schedule, shall reasonably coordinate with Tenant with regard to Tenant's construction schedule. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its representatives.

15. EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building's designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant's furniture, furnishings or layout, as well as any design. engineering or other professional fees incurred by Landlord in connection with such modifications.

16. ALTERATIONS. Any alterations or improvements described by Tenant after Landlord's delivery of the Premises shall be subject to the provisions of the Lease.

      If the foregoing correctly sets forth our understanding, please sign this Work Letter where indicated below.

LANDLORD:                                  TENANT:

McMorgan Institutional Real                Auxilio Inc., a Nevada Corporation
   Estate Fund I, LLC

                                           By:
---------------------------------------         --------------------------------

By:  McMorgan & Company LLC                Its:
                                                --------------------------------

Its:  Investment Manager                   Name:
                                                --------------------------------

By:                                        By:
                                                --------------------------------

Its:                                       Its:
                                                --------------------------------

                                           Name:
                                                --------------------------------

Address: c/o CB Richard Ellis              Address:
         2125 E. Katella, Suite 100                 ----------------------------
          Anaheim, CA 92806
                                              ----------------------------------

                                              ----------------------------------

                                   EXHIBIT B-1

                                TENANT SPACE PLAN

                                [GRAPHIC OMITTED]